UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 3, 2011
SS&C Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34675	71-0987913

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
SS&C Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28430	06-1169696

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 3, 2011, the boards of directors of SS&C Technologies Holdings, Inc., a Delaware corporation (“Holdings”), and SS&C Technologies, Inc., a Delaware corporation and wholly owned subsidiary of Holdings (“Technologies”), each (i) increased the number of their respective directors to eight (8) members and (ii) elected David Varsano as a director. Mr. Varsano was designated as a Class I Director of Holdings and was elected to serve until the 2011 Annual Meeting of Stockholders of Holdings or until his successor has been duly elected and qualified. Mr. Varsano was elected to serve as a director of Technologies until the next annual meeting of Technologies or until his successor has been duly elected and qualified. Mr. Varsano was appointed to the Audit Committees of both Holdings and Technologies.
Mr. Varsano is the Chairman of the Board and Chief Executive Officer of Pacific Packaging Products, a company specializing in industrial packaging and related solutions. Mr. Varsano joined Pacific Packaging Products in September 1999. Mr. Varsano currently serves on the boards of directors of Packing Distributors of America and Aviv Centers for Living.
Pursuant to the Stockholders Agreement (the “Stockholders Agreement”), dated as of November 23, 2005, as amended by Amendment No. 1 dated April 22, 2008, and Amendment No. 2 dated March 2, 2010, by and among Holdings, Carlyle Partners IV, L.P., a Delaware limited partnership (“CPIV”), CP IV Coinvestment, L.P., a Delaware limited partnership (together with CP IV, the “Carlyle Stockholders”), and William C. Stone (the “Executive” and, together with the Carlyle Stockholders, the “Principal Stockholders”), as the parties have agreed to amend it, the Carlyle Stockholders will be entitled to nominate four directors to Holdings’ board of directors, the Executive will be entitled to nominate two directors to Holdings’ board of directors, and the Carlyle Stockholders and the Executive will be entitled collectively to nominate two directors to Holdings’ board of directors, and the Principal Stockholders agree to vote all shares of common stock owned or held of record by them to elect such nominees. Mr. Varsano was nominated collectively by the Carlyle Stockholders and the Executive.
In accordance with the Holdings’ director compensation policy, Mr. Varsano will receive an annual retainer fee of $25,000 and $2,500 for each board meeting he attends in person, and will be reimbursed for reasonable out-of-pocket expenses associated with his service on the board. Mr. Varsano was also granted an option to purchase 21,250 shares of Holdings’ common stock with an exercise price of $19.74 per share, which was equal to the closing price of Holdings’ common stock on the grant date, March 3, 2011. The option was 100% vested on the date of grant.
A copy of the press release announcing Mr. Varsano’s election is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.
Date: March 9, 2011	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: March 9, 2011	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 7, 2010